SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: October 25, 2005
(Date of Earliest Event Reported)
CABELTEL INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)
972-407-8400
(Registrant=s telephone number, including area code)
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously-Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) During October 2004, CabelTel International Corporation, formerly Greenbriar Corporation (“GBR” or the “Company” or the “Registrant”) acquired two privately-held U.S. corporations in exchange for 31,500 shares of newly-designated Series J 2% Cumulative Preferred Stock (the “Preferred Stock”) issued to four individuals in a stock-for-stock exchange of securities (the “Acquisition Agreement”). The two U.S. corporations collectively own 100% of Tacaruna, B.V., a Netherlands company, which in turn directly and indirectly owns 74.8% of CableTEL AD (formerly known as Cable Bulgaria, A.D., a company incorporated in the Republic of Bulgaria) (“CableTEL AD”), which is engaged in the telecommunications and information services industry in Bulgaria and certain surrounding countries. The Company for reporting purposes accounted for the transaction as a “reverse acquisition,” and the financial statements presented in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2004 reflected such treatment. Subsequent filings of the Company’s Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 have continued reporting for financial statement purposes the transaction as a reverse acquisition.
     On October 25, 2005, the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) provided its determination of an appeal by the Company with respect to such accounting treatment. Such appeal was the result of an initial determination and comment by the Staff of the SEC during May 2005 that, in this very unique set of circumstances in the opinion of the Staff, reverse acquisition accounting treatment may not have been the proper treatment. Management has determined based upon discussions with the Office of the Chief Accountant during such appeal that while the overall acquisition and other contingent aspects of the transaction are a single transaction, the appropriate accounting treatment at this time is recordation of the issuance of the Preferred Stock, together with a recordation of a “contra asset” in the same amount for the value of the two U.S. corporations and CableTEL AD. The result is that Management of the Company has concluded that changes should be made in its financial statements for the year ending December 31, 2004 and corrections carried forward for the quarters ended March 31, 2005 and June 30, 2005. The resulting impact (unaudited) upon the prior periods’ financial statements from the necessary changes are outlined below:

				Earnings (Loss)		Decrease
	Net Income (Loss)		Decrease	per Share		In Net
	Originally	As	In	Originally	As	Loss Per
Reporting Date	Reported	Revised	Net Loss	Reported	Revised	Share
Year ended 12/31/2004	$(2,165,000)	$(943,000)	$1,222,000	$(2.38)	$(0.97)	$1.41
Three months ended 3/31/2005	$(504,000)	$(117,000)	$387,000	$(0.52)	$(0.12)	$0.40
Three months ended 6/30/2005	$(2,537,000)	$(139,000)	$2,398,000	$(2.44)	$(0.14)	$2.30
The changes will also result in a decrease in total assets at December 31, 2004 from $50,513,000 to $16,864,000, as well as a corresponding decrease in total liabilities from $46,600,000 to $15,524,000. Other changes will also be required in such financial statements.

     As a result of the foregoing, on October 25, 2005, the Company’s Management concluded that the Company’s previously reported 2004 annual financial statements included in the Company’s 2004 Annual Report on Form 10-K, as well as the quarterly financial statements included in the Company’s Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 should no longer be relied upon, and such 2004 annual financial statements and March 31, 2005 and June 30, 2005 quarterly financial statements will accordingly be amended. The Company intends to file an amendment on Form 10-K/A for the year ended December 31, 2004 and Form 10-Q/A for the quarters ended March 31, 2005 and June 30, 2005 in order to amend such financial statements in its prior filings and expects to make such filings concurrently with or prior to the filing of its 2005 third quarter Form 10-Q due November 15, 2005.
     The foregoing has been discussed with the Company’s independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: October 28, 2005.	CABELTEL INTERNATIONAL CORPORATION
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
President and Chief Financial Officer

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